EXHIBIT 10.1

LETTER OF CREDIT AGREEMENT

     This " Agreement" is entered into as of April 9, 2002 between the Entities Listed on Schedule 1 (collectively, " Beneficiary" ), and ALS Leasing, Inc., a Delaware corporation (" ALS Leasing" ), and Assisted Living Properties, Inc., a Kansas corporation (" ALP" and, collectively with ALS Leasing, " Tenant" ), as an inducement to Beneficiary to enter into that certain Master Lease with Tenant dated the date hereof (the " Lease" ). All initially capitalized terms used but not otherwise defined herein have the meanings given them in the Lease. Thus, for valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

     1.        LETTER(S) OF CREDIT. On or before April 10, 2002, Tenant shall cause the respective issuers of the letters of credit identified on Schedule 2 to issue amendments to or one (1) or more replacements of such letters of credit in form and substance acceptable to Landlord in its sole and absolute discretion (as so amended, the " Initial Letters of Credit" ). " Letter(s) of Credit" as used herein shall mean any letter of credit issued pursuant to this Agreement or the Lease, including the Initial Letters of Credit and any " Supplemental or Replacement Letter(s) of Credit" therefor, all of which, other than the Initial Letters of Credit but including any Supplement or Replacement Letter of Credit issued with respect to any Initial Letter of Credit, shall be in the form of Exhibit A). Each Letter of Credit issued hereunder shall constitute partial collateral for the Lease obligations. The aggregate amount of all issued and outstanding Letters of Credit shall at all times be equal to the amount required under the Lease, and each Letter of Credit shall be issued by an Issuer complying with the provisions of Section 3 and shall be for a term of not less than twelve (12) months with automatic extensions for additional periods of one (1) year from any expiration date unless ninety (90) days prior to such date Issuer delivers written notice by express, registered or certified mail to Beneficiary that it elects not to renew the Letter of Credit. Tenant shall, at its expense, cause an Issuer to issue to Beneficiary one or more (a) " Replacement Letters of Credit" at least thirty (30) days prior to any such expiration date, and (b) " Supplemental Letters of Credit" within two (2) business days after all or any portion of any Letter of Credit is drawn against by Beneficiary or at such other times as may be required under Section 4 of the Lease, such that at all times during the term of this Agreement, Beneficiary shall have the ability to draw on Letters of Credit totaling the amount required under Section 4 of the Lease. If Issuer does not issue to Beneficiary such Replacement or Supplemental Letter of Credit within the respective periods set forth in this Section 1, it shall be an immediate default by Tenant under this Agreement and an immediate Event of Default under the Lease without any requirement of notice to Tenant or any right of Tenant to cure such default and Event of Default.

     2.        BENEFICIARY'S RIGHT TO DRAW. Beneficiary shall be entitled to draw on each Letter of Credit one or more times for the purpose of compensating Beneficiary for any amounts due it under the Lease by reason of an Event of Default thereunder or under this Agreement by reasons of a default hereunder or as otherwise provided in any Letter of Credit. Any amount so drawn by Beneficiary shall not be deemed to: (a) fix or determine the amounts to which it is entitled to recover under the Lease or otherwise; (b) waive or cure any default under the Lease or otherwise; or (c) limit or waive its right to pursue any remedies provided for in the Lease or otherwise. If Tenant fails to cause the issuance of any required Replacement or Supplemental Letter of Credit at the times and in the manner required hereunder, then in addition to all other rights and remedies available at law or equity, Beneficiary shall have the immediate right to draw the full amount of the then issued and outstanding Letters of Credit without any requirement of notice to Tenant or any right of Tenant to cure such default and Event of Default. Tenant hereby acknowledges that it has or will have no, and hereby waives any, interest in or right or title to any proceeds from any draw on any Letter of Credit, whether legal, equitable, beneficial or otherwise.

     3.        REPLACEMENT OF ISSUER. Replacement and Supplemental Letters of Credit may be issued by a substitute " Issuer" reasonably acceptable to Beneficiary; provided that Beneficiary shall have no obligation to approve any person that is not a financial institution with tangible net worth, as determined in accordance with generally accepted accounting principles consistently applied, in excess of Two Hundred Fifty Million Dollars ($250,000,000). If an Issuer's net worth is ever less than such amount, or if an Issuer shall (i) in Beneficiary's reasonable determination become otherwise not sufficiently creditworthy, (ii) admit in writing its inability to pay its debts generally as they become due, (iii) file a petition in bankruptcy or a petition to take advantage of any insolvency statute, (iv) consent to the appointment of a receiver or conservator of itself or the whole or any substantial part of its property, (v) file a petition or answer seeking reorganization or arrangement under the Federal Bankruptcy Laws, (vi) have a receiver or conservator appointed for it, or (vii) become subject to operational supervision by any regulatory authority, then within thirty (30) days after Beneficiary's written demand, Tenant shall obtain a Replacement Letter of Credit from a substitute " Issuer" meeting the criteria set forth above.

     4.        ATTORNEYS' FEES. If any legal action or proceeding (or appeal thereof) is commenced to interpret, enforce or recover damages for the breach of any term of or obligation arising out of this Agreement, the non- prevailing party shall reimburse the prevailing party for all its related reasonable attorneys' and expert fees, costs and expenses.

     5.        NOTICES. All notices, requests and demands under this Agreement shall be in writing and sent by personal delivery, U.S. certified or registered mail (return receipt requested, postage prepaid) or FedEx or similar generally recognized overnight carrier regularly providing proof of delivery, addressed as follows:

If to Tenant:	c/o Alterra Healthcare Corporation 10000 Innovation Drive Milwaukee, Wisconsin 53226 Attention: Mark W. Ohlendorf Facsimile: (414) 918-5055

With a copy to:	Rogers & Hardin LLP 2700 International Tower 229 Peachtree Street, N.E. Atlanta, Georgia 30303-1601 Attention: Miriam J. Dent Facsimile: (404) 525-2224

If to Landlord:	Nationwide Health Properties, Inc. 610 Newport Center Drive, Suite 1150 Newport Beach, California 92660-6429 Attention: President and General Counsel Facsimile: (949) 759-6876

And:	JER Partners 1650 Tysons Boulevard, Suite 1600 McLean, Virginia 22101 Attention: Paul A. Froning Facsimile: (703) 714-8060 and Attention: Daniel T. Ward, Esq. Facsimile: (703) 714-8102

With a copy to:	O'Melveny & Myers LLP 610 Newport Center Drive, Suite 1700 Newport Beach, California 92660-6429 Attention: Steven L. Edwards Facsimile: (949) 823-6994

And:	Pircher, Nichols & Meeks 1925 Century Park East, Suite 1700 Los Angeles, California 90067 Attention: Stevens A. Carey, Esq. Facsimile: (310) 201-8922

A party may designate a different address by notice as provided above. Any notice, demand or request so delivered (whether accepted or refused) shall be deemed to have been given and received on the date of delivery established by the U.S. Post Office return receipt or the carrier's proof of delivery or, if not so given, upon on the day received (provided that such notice or instrument shall be deemed received on the next succeeding business day if received after 5:00 p.m. (local time)). Delivery to any officer, general partner of principal of a party shall be deemed delivery to such party. If Beneficiary notifies Tenant of the name and address of any lender, Tenant shall deliver a copy of all its notices concurrently to such lender.

     6.        MISCELLANEOUS. The titles and headings in this Agreement are for convenience of reference only and shall not in any way affect the meaning or construction of any provision. Since each party has been represented by counsel and this Agreement has been freely and fairly negotiated, all provisions shall be interpreted according to their fair meaning and shall not be strictly construed against any party. If any part of this Agreement shall be determined to be invalid or unenforceable, the remainder shall nevertheless continue in full force and effect. Time is of the essence, and whenever action must be taken (including the giving of notice or the delivery of documents) hereunder during a certain period of time or by a particular date that ends or occurs on a Saturday, Sunday or federal holiday, then such period or date shall be extended until the immediately following business day. Whenever the words " including" , " include" or " includes" are used in this Agreement, they shall be interpreted in a non-exclusive manner as though the words " without limitation" immediately followed. Whenever the words day or days are used in this Agreement, they shall mean " calendar day" or " calendar days" unless expressly provided to the contrary. Unless otherwise expressly provided, any reference to any " Section" means a section of this Agreement (including all subsections), and any reference to any " Exhibit" or " Schedule" means an exhibit or schedule attached hereto. If more than one Person is Tenant hereunder, their liability and obligations hereunder shall be joint and several. This Agreement (a) contains the entire agreement of the parties as to the subject matter hereof and supersedes all prior or contemporaneous verbal or written agreements or understandings, (b) may be executed in several counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document, (c) may only be amended by a writing executed by the parties, (d) and any outstanding Letter of Credit may be assigned by Beneficiary (including any assignment for security purposes) to any assignee of, or successor in interest to, its rights under the Lease, (e) shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties, (f) shall be governed by and construed and enforced in accordance with the laws of the State of California, without regard to the conflict of laws rules thereof, and (g) incorporates by this reference any Exhibits and Schedules attached hereto.

     IN WITNESS WHEREOF, this Agreement has been executed by Tenant and Beneficiary as of the date first above written.

" TENANT"

ALS LEASING, INC.,
a Delaware corporation

By:	/s/ Mark W. Ohlendorf
Name:	Mark W. Ohlendorf
Title:	VP

Witness:	/s/ Sarah Wits	Witness:	/s/ Kristin Ferge

ASSISTED LIVING PROPERTIES, INC.,
a Kansas corporation

By:	/s/ Mark W. Ohlendorf
Name:	Mark W. Ohlendorf
Title:	VP

Witness:	/s/ Sarah Wits	Witness:	/s/ Kristin Ferge

" BENEFICIARY"

JER/NHP SENIOR LIVING ACQUISITION, LLC,
a Delaware limited liability company

By:   JER/NHP SENIOR HOUSING, LLC,
        a Delaware limited liability company,
        its sole member

     By:   NATIONWIDE HEALTH PROPERTIES, INC.,
             a Maryland corporation,
             its managing member

          By:             /s/ Donald D. Bradley
          Name:        Donald D. Bradley
          Title:          Senior Vice President & General Counsel

Witness:           /s/ Sharina Ross                           Witness:     /s/ Frank M. Crance

JER/NHP SENIOR LIVING TEXAS, L.P.,
a Texas limited partnership

By:    JER/NHP MANAGEMENT TEXAS, LLC,
         a Texas limited liability company
        its general partner

               By:           /s/ Donald D. Bradley
               Name:        Donald D. Bradley
               Title:        Manager

Witness:     /s/ Sharina Ross                          Witness:     /s/ Frank M. Crance

JER/NHP SENIOR LIVING WISCONSIN, LLC,
a Delaware limited liability company

By:    JER/NHP SENIOR HOUSING, LLC,
        a Delaware limited liability company,
        its sole member

          By:        NATIONWIDE HEALTH PROPERTIES, INC.,
             a Maryland corporation,
             its managing member

               By:           /s/ Donald D. Bradley
               Name:             Donald D. Bradley
               Title:       Senior Vice President & General Counsel

Witness:     /s/ Sharina Ross                Witness:               /s/ Frank M. Crance

JER/NHP SENIOR LIVING KANSAS, INC.,
a Kansas corporation

          By:           /s/ Donald D. Bradley
          Name:        Donald D. Bradley
          Title:        Secretary & Treasurer

Witness:     /s/ Sharina Ross                     Witness:               /s/ Frank M. Crance

SCHEDULE 1
LANDLORD ENTITIES

JER/NHP Senior Living Acquisition, LLC, a Delaware limited liability company

JER/NHP Senior Living Texas, L.P., a Texas limited partnership

JER/NHP Senior Living Wisconsin, LLC, a Delaware limited liability company

JER/NHP Senior Living Kansas, Inc., a Kansas corporation
(f/k/a Meditrust of Kansas, Inc., a Kansas corporation)

Schedule 1

SCHEDULE 2

INITIAL LETTERS OF CREDIT
  Irrevocable Standby Letter of Credit No. MLWS121365, issued by Firstar Bank, N.A. on May 19, 1999, as amended, modified or revised;

  Irrevocable Standby Letter of Credit No. MLWS121344, issued by Firstar Bank, N.A. on March 28, 2000, as amended, modified or revised;

  Irrevocable Standby Letter of Credit No. MLWS121364, issued by Firstar MW Bank of Milwaukee, N.A. on July 1, 1999, as amended, modified or revised; and

  Irrevocable Standby Letter of Credit No. MLWS121366, issued by Firstar MW Bank of Milwaukee, N.A. on May 19, 1999, as amended, modified or revised.

  Schedule 2

  EXHIBIT A

  [NAME] BANK

  IRREVOCABLE LETTER OF CREDIT NO. _________
  DATE: ________________________
  EXPIRATION DATE: ____________________

  [Landlord Entities]
  c/o Nationwide Health Properties, Inc.
  610 Newport Center Drive, Suite 1150
  Newport Beach, CA 92660

  Ladies and Gentlemen:

       We hereby establish our Irrevocable Letter of Credit in your favor for the account of ALS Leasing, Inc., a Delaware corporation (" ALS Leasing" ), and Assisted Living Properties, Inc., a Kansas corporation (" ALP" and, collectively with ALS Leasing, " Customer" ) available by your draft(s) on us payable at sight in an amount not to exceed a total of ________________________ Dollars ($____________) when accompanied by the following documents:

       1.        A certificate which on its face appears to have been executed by an officer, managing member or general partner, as applicable, of any of the following JER/NHP Senior Living Acquisition, LLC, a Delaware limited liability company, JER/NHP Senior Living Texas, L.P., a Texas limited partnership, JER/NHP Senior Living Wisconsin, LLC, a Delaware limited liability company, JER/NHP Senior Living Kansas, Inc., a Kansas corporation (f/k/a Meditrust of Kansas, Inc., a Kansas corporation) (individually and collectively, " Landlord" ), or any member of JER/NHP Senior Housing, LLC, a Delaware limited liability company (together with Landlord, " Beneficiary" ), stating the amount which Beneficiary is drawing and that one or more of the following events has occurred: (i) an Event of Default has occurred under the Master Lease dated as of April __, 2002 between Landlord, as landlord, and Customer, as tenant, as amended from time to time (as amended, the " Lease" ); (ii) a default has occurred under that certain Letter of Credit Agreement dated April , 2002 between Landlord and Customer, as amended; or (iii) at least one of Alterra Healthcare Corporation, a Delaware corporation, or either of the entities comprising Customer (a) has ceased to generally pay its debts as they become due, has admitted in writing its inability to pay its debts generally, or has made an assignment of all or substantially all of its property for the benefit of creditors, (b) has had a receiver, trustee or liquidator appointed for it or any of its property, or (c) has filed a voluntary petition, or has had filed against it any other petition, under any federal bankruptcy or state law to be adjudicated as bankrupt or for any arrangement or other debtor's relief.

  Exhibit A-1

       2.        The original Letter of Credit must accompany all drafts unless a partial draw is presented, in which case the original must accompany the final draft.

  This Letter of Credit may be transferred or assigned by Beneficiary to any successor or assign of its interests under the Lease or to any lender obtaining a lien or security interest in the property covered by the Lease. Each draft hereunder by any assignee or successor shall be accompanied by a copy of the fully executed documents or judicial orders evidencing such encumbrance, assignment or transfer. Any draft drawn hereunder shall be in the form attached hereto as Schedule 1. Partial drawings are permitted with the amount of the Letter of Credit being reduced, without amendment, by the amount(s) drawn hereunder. This Letter of Credit shall expire at 2:00 p.m., Los Angeles time, on the expiration date set forth above. Notwithstanding the foregoing, this Letter of Credit shall be automatically extended for additional periods of one (1) year from the present or each future expiration date unless we have notified you in writing, not less than ninety (90) days before any such expiration date, that we elect not to renew this Letter of Credit. Our notice of any such election shall be sent by express, registered or certified mail to the address shown above.

       Except so far as otherwise expressly stated, this Letter of Credit is subject to the " Uniform Customs and Practice for Documentary Credits (1/1/94 Revision), International Chamber of Commerce Publication No. 500." We hereby agree with you and all persons negotiating such drafts that all drafts drawn and negotiated in compliance with the terms of this Letter of Credit will be duly honored upon presentment and delivery of the documents specified above by certified or registered mail to _____________________________________________, if negotiated on or before the expiration date shown above.

  Very truly yours,

  Authorized Signature

  Authorized Signature

  Exhibit A-2

  SCHEDULE 1 TO EXHIBIT A

  SIGHT DRAFT

  TO:

  Attention:

  PAY TO THE ORDER OF:

  Nationwide Health Properties, Inc.,
  a Maryland corporation,
  c/o Wells Fargo Bank
  420 Montgomery Street
  San Francisco, California
  ABA No. 121000248
  for the benefit of Nationwide Health Properties, Inc.
  Account No. 4692089329
  THE SUM OF:

  _________________________________ Dollars ($_________)
  DRAWN ON:

  Irrevocable Letter of Credit No. ____________
  dated ____________, 20__ issued by
  _______________________ Bank

  [SIGNATURE BLOCK]

  Schedule 1 to Exhibit A